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                                                                    Exhibit 10.4

                               LABRANCHE & CO INC.
                              ANNUAL INCENTIVE PLAN

      1. PURPOSE. The purpose of the LaBranche & Co Inc. Annual Incentive Plan (the "Plan") is to enable LaBranche & Co Inc. (the "Company") and its subsidiaries and affiliates (collectively with the Company, the "Firm") to attract, motivate and retain employees by allowing them to participate in an annual profit-based compensation pool.

      2.  ADMINISTRATION.

          (a) COMMITTEE. The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") whose members shall serve at the pleasure of the Board. Notwithstanding the foregoing, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In such event, the Board shall have all the authority and responsibility granted to the Committee herein.

          (b) AUTHORITY OF COMMITTEE. Subject to the limitations of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to (i) select those employees (in addition to the managing directors of the Firm) who shall participate in the Plan for any fiscal year of the Company, (ii) prescribe the terms and conditions of bonus awards under the Plan, (iii) construe, interpret and apply the provisions of the Plan, (iv) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) carry out any responsibility or duty specifically reserved to the Committee under the Plan, and (vii) make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out the provisions, intent and purposes of the Plan. The determination of the Committee on all matters relating to the Plan shall be final, binding and conclusive. The Committee may allocate among its members and delegate to any person who is not a member of the Committee any of its administrative responsibilities.

          (c) INDEMNIFICATION. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Firm to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or wilful misconduct.

      3. PARTICIPATION. Participation in the Plan is limited to (a) managing directors of the Firm and (b) such other employees of the Firm as the Committee, acting in its sole discretion, may select.

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      4.  COMPENSATION POOL.

          (a) ESTABLISHMENT AND ALLOCATION. The Firm will set aside thirty percent (30%) of its Pre-Tax Income (as defined below), or such lower percentage as the Committee may determine, for each fiscal year for the payment of incentive bonuses to Plan participants. The amount set aside for any fiscal year (the "Compensation Pool") shall be reduced by the amount of compensation expense charged to the Company for such fiscal year attributable to the Company's award to its employees of restricted stock units with respect to shares of its common stock in connection with the initial offering of its shares to the public. The Compensation Pool will be allocated among the Plan participants in such amounts or percentages as the Committee, acting in its sole discretion, shall determine, provided that not more than twenty-five percent (25%) of the Compensation Pool may be allocated to any participant for any fiscal year. In allocating the Compensation Pool for any fiscal year, the Committee may take into account such factors and considerations as it deems appropriate in any individual case. "Pre-Tax Income" for any fiscal year shall mean the Company's "income before provision for income taxes" for such fiscal year, as reported on the Company's audited financial statements.

          (b) TERMINATION OF EMPLOYMENT. If a participant's employment with the Firm terminates for any reason before the end of a fiscal year of the Company, the Committee shall have the discretion to determine whether (i) such participant's share of the Compensation Pool shall be forfeited, (ii) such participant's share of the Compensation Pool shall be reduced on a pro-rata basis to reflect the portion of such fiscal year during which the participant was employed by the Firm or (iii) to make such other arrangements as the Committee deems appropriate in connection with the termination of such participant's employment. The Committee, acting in its sole discretion, shall determine whether and the manner in which the percentage of the Compensation Pool for any fiscal year which is forfeited or otherwise not applied will be allocated to participants and/or otherwise utilized for the benefit of the Firm.

      5. PAYMENT OF BONUS AMOUNT; DEFERRAL. A participant's share of the Compensation Pool for any year will be payable by the Firm as soon as practicable following the end of the fiscal year, in such manner and upon such terms and conditions as the Committee may determine. Subject to such terms and conditions as may be imposed by the Committee, each participant may be permitted or required to defer receipt of part or all of any payments otherwise due under the Plan.

      6.  GENERAL PROVISIONS.

          (a) AMENDMENT; TERMINATION. The Board reserves the right at any time and from time to time to modify, alter, amend, suspend, discontinue or terminate the Plan in any respect whatsoever, provided that no such action may reduce the amount or jeopardize the payment of any previously declared bonus that is then owed by the Firm to a participant without such participant's consent.

          (b) NONASSIGNABILITY; DESIGNATION OF BENEFICIARIES. Except as otherwise specifically provided in this Section 6(a) with respect to the disposition of a deceased participant's interest in the Plan (if any), no rights of any participant or beneficiary under the Plan may be transferred, assigned or otherwise disposed of, and any attempted transfer, assignment or other disposition shall be void. A participant may designate a beneficiary who will be entitled to receive

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the amount, if any, that may be payable under the Plan as a result of the participant's death by filing a written beneficiary designation with the Company in a manner that is acceptable to the Committee. A beneficiary designation may be replaced or revoked by filing a new beneficiary designation form in the same manner. If a deceased participant is not survived by a designated beneficiary, then any amount payable under the Plan on account of the deceased participant's death will be paid to his or her estate for disposition in accordance with his or her will or, if applicable, the laws of descent and distribution.

          (c) PLAN CREATES NO EMPLOYMENT RIGHTS. Nothing in the Plan shall confer upon any participant the right to continue in the employ or other service of the Firm or affect the right of the Firm to terminate such employment or other service at any time.

          (d) ARBITRATION. Any dispute, controversy or claim between the Firm and any participant arising out of or relating to or concerning the provisions of the Plan shall be finally settled by arbitration in New York City before, and in accordance with the rules then obtaining of, the New York Stock Exchange, Inc. ("NYSE") or, if the NYSE declines to arbitrate the matter, the American Arbitration Association (the "AAA") in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims asserted by any participant must first be submitted to the Committee.

          (e) GOVERNING LAW. All rights and obligations under the Plan shall be governed by and construed in accordance with the laws of the state of New York, without regard to principles of conflict of laws.

          (f) TAX WITHHOLDING. All bonus payments under the Plan will be subject to applicable tax withholding requirements.

          (g) RIGHT OF OFFSET. The Firm shall have the right to offset, against the obligation to pay amounts to any participant under the Plan, any outstanding amounts such participant then owes to the Firm and any amounts the Firm otherwise deems appropriate pursuant to any tax equalization policy or agreement.



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